                                                                   Exhibit 10.15

                     THE MARKED PORTIONS OF THIS AGREEMENT
                    HAVE BEEN OMITTED AND FILED SEPARATELY
                        WITH THE COMMISSION PURSUANT TO
                     A REQUEST FOR CONFIDENTIAL TREATMENT.


                            INSTALLATION AGREEMENT


     THIS INSTALLATION AGREEMENT (this "Agreement") is made and entered into as of the 9th day of September, 1996, by and between CUNARD LINE LIMITED, an English corporation with its registered office located at 52 Berkeley Street, London W1X 5FP England ("Cunard"), and SEAVISION, INC., a Delaware corporation having offices located at 300 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, PA 15220 ("SeaVision").

                                   RECITALS:

     A. Cunard has requested that SeaVision replace the existing television distribution and broadcast system onboard the Queen Elizabeth 2, a ship owned and operated by Cunard (the "QE2").

     B. Cunard has also requested that, during such replacement, SeaVision operate and maintain the television distribution and broadcast system onboard the QE2.

     C. SeaVision has agreed to provide such requested services upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties, intending to be legally bound hereby, agree as follows:

     1.   Replacement of Existing Television Distribution and Broadcast System.
          --------------------------------------------------------------------

          SeaVision agrees to replace the existing television distribution and broadcast system onboard the QE2 as of the date hereof with a new television distribution and broadcast system comprised of the hardware components listed on Exhibit A attached hereto (collectively, the "Hardware"). The installation of the replacement system will be undertaken and completed for the fixed price set forth in Section 5(a) in accordance with the installation schedule attached hereto as Exhibit B (the "Installation Schedule"). TIME IS OF
THE ESSENCE OF THIS AGREEMENT. Cunard acknowledges that the QE2 contains asbestos in certain of its structural components, and agrees that Cunard is responsible, at its own cost and expense, for undertaking all asbestos abatement and removal occasioned by SeaVision's installation of the replacement system, which abatement and removal will be undertaken in accordance with all applicable laws, rules and regulations and on a schedule that will permit SeaVision to perform its obligations hereunder in a timely manner. If SeaVision is delayed in its performance of its installation obligations under this Section 1 as a result of any delay by Cunard in the abatement or removal of asbestos onboard the QE2, SeaVision's obligations under the Installation Schedule shall likewise be delayed.

     2.   Scope of Operation and Maintenance Services to be Provided by
          -------------------------------------------------------------
SeaVision.
---------

          (a) Commencing on October 20, 1996 and continuing for the balance of the term of this Agreement, and in accordance with the terms of this Agreement, SeaVision shall operate the television distribution and broadcast system onboard the QE2, as those activities are described in Exhibit C attached hereto, and shall provide such maintenance services as are required to keep the related broadcast equipment in good operating order and repair. Such operation will initially involve the existing television distribution and broadcast system onboard the QE2 and will involve the new television distribution and broadcast system as the same is installed onboard the QE2. In connection with SeaVision's performance of the foregoing operation and maintenance obligations, SeaVision shall provide all personnel reasonably necessary to fulfill such operation and maintenance obligations, including one broadcast control manager (the "Manager") who will remain onboard the QE2 on an on-going basis for so long as this Agreement is in effect. SeaVision acknowledges that the Manager and any other of its personnel from time to time onboard the QE2 shall at all times be employees of SeaVision. SeaVision understands and agrees that, while onboard the QE2, its personnel will be subject to the authority of the Master of the QE2 and the officer(s) designated to oversee the operation of the broadcast activities. SeaVision shall use its best efforts to ensure that its personnel will at all times while onboard the QE2 comply with the operations manual of Cunard, in the form then in effect.

          (b) SeaVision's personnel serving onboard the QE2 shall promptly be removed from such service, upon Cunard's request to SeaVision, in the event of:

               (i)    intoxication while onboard the QE2;

               (ii) failure to comply with standards of professional and personal conduct expected by Cunard of its own employees and the employees of concessionaires onboard the QE2; and

               (iii) failure to abide by safety rules and regulations applicable to persons onboard the QE2.

     3.   Cunard Support.
          --------------

          So long as SeaVision is providing the foregoing services to Cunard, Cunard shall:

          (a)  Make available to SeaVision:

               (i) the QE2 to the extent necessary for SeaVision's installation of the replacement distribution and broadcast television system and for SeaVision's operation and maintenance of the then-existing system in operation onboard the QE2, including but not limited to granting SeaVision personnel unlimited access to the television studio and video distribution system on board the QE2;

               (ii) such personnel as are reasonably necessary or appropriate to assist SeaVision in the successful installation of such replacement system and the successful operation and maintenance of such existing system;

               (iii) all necessary storage and work space onboard the QE2 for SeaVision's performance of its obligations hereunder; and

               (iv) appropriate single-cabin accommodations onboard the QE2 for SeaVision personnel who are engaged in such installation, operation and maintenance activities. The grade of such accommodations shall be at Cunard's discretion. It is understood that SeaVision personnel occupying such accommodations will, at all times while onboard the QE2, be subject to Cunard's policies regarding onboard contractors, including those concerning dress, decorum and personal behavior; and

          (b) Furnish accommodations onboard the QE2 on mutually-agreeable dates, to allow SeaVision senior personnel to monitor the on-going installation of such replacement system onboard the QE2, the on-going operation and maintenance of the then-existing system onboard the QE2 and the performance of SeaVision's personnel. Cunard shall also provide the Manager with all other perquisites that it provides to its employees of similar rank.

     4.   Term.
          ----

          The initial term of this Agreement shall commence on the date hereof and shall expire on December 13, 1996. Thereafter, the term of this Agreement shall continue indefinitely, unless and until either party shall, at any time and for any reason, provide sixty (60) days' prior written notice to the other of the termination hereof. Notwithstanding the foregoing, Cunard may, at any time after SeaVision's completion of the installation of the Hardware onboard the QE2, terminate this Agreement upon fourteen (14) days' prior notice in the event QE2 is sold, bareboat chartered or time chartered to any third party for a period longer than one (1) month.

     5.   Payments.
          --------

          In consideration of SeaVision's performance under this Agreement, Cunard agrees to pay to SeaVision the following amounts:

          (a) for SeaVision's provision and installation of the replacement television distribution and broadcast system, Cunard shall pay to SeaVision the aggregate amount of One Million Two Hundred Forty Thousand U.S. Dollars (U.S. $1,240,000.00) (the "Purchase Price"), which amount shall be payable in accordance with the installation payment schedule attached hereto as Exhibit D.

          (b) for SeaVision's operation and maintenance of the then existing television distribution and broadcast system onboard the QE2, Cunard shall:

               (i) pay to SeaVision, commencing on October 20, 1996, the monthly amount of [Redacted - confidential treatment requested] (prorated for any partial month) for any period in which the QE2 is being used to perform passenger service, which monthly amounts shall be paid in arrears on or before the fifth day of each calendar month for the previous calendar month (no such monthly payment being due for any month in which the QE2 is out of service); and

               (ii) pay to Seavision an amount equal to [Redacted - confidential treatment requested] of the cost incurred by SeaVision for parts, and supplies purchased by SeaVision, and third party repair charges incurred by SeaVision, in connection with its operation, maintenance and repair of the then existing television distribution and broadcast system onboard the QE2, which incurred costs shall exclude the cost of any warranty repair work performed by SeaVision in connection with its warranty of the system under section 11 herein and which costs shall be supported by SeaVision's delivery to Cunard of receipts therefor. Cunard shall pay all amounts due under this clause (ii) monthly concurrently with Cunard's payments under clause (i) herein.

          (c) Notwithstanding the foregoing, SeaVision understands and agrees that all payments made under this Agreement are conditioned upon timely progress and completion of the work in accordance with the Installation Schedule set forth in Exhibit B. In addition the final payment scheduled to be made on November 10, 1996 shall be conditioned upon prior completion of the installation and ensuring that the system is fully operational and in good working order. Should the contract work not be progressed or completed in a timely manner, Cunard shall have the right to withhold payment for all incomplete contract work always provided that Cunard shall submit to SeaVision within five (5) days after payment is otherwise due, a written notification specifying the cause for withholding payment. Should the parties fail to reach agreement on the manner in which the specified issues are to be resolved, then such dispute shall be resolved in accordance with Section 15.

     6.   [Intentionally Omitted]

     7.   Insurance/Waiver of Subrogation.
          -------------------------------

          (a) Cunard hereby warrants, represents and covenants that it has, and shall maintain for the term of this Agreement, at its sole expense, its normal insurance coverages for the QE2 and the equipment thereon.

          (b) So long as their respective insurers so permit, neither party hereto shall be liable to the other, or to the insurer of the other, claiming by way of subrogation through or under such other party with respect to any loss or damage, in whole or in part, to the extent that such other party shall be reimbursed out of that party's insurance coverage carried for such other party's protection with respect to such loss or damage. If so permitted, the parties shall each obtain any special endorsements required by their respective insurance carriers to evidence compliance with the waiver and release set forth herein and shall provide a copy thereof to the other party.

          (c) Cunard agrees to provide, at its own cost and expense, its normal maritime protection and indemnity insurance ("P&I") for the Manager and for each member of SeaVision's system installation crew for such periods of time as the Manager or crewmember, as the case may be, is employed by SeaVision and posted to the QE2, but only to the extent of Cunard's P&I coverage existing at the time of any claim.

     8.   Medical Care.
          ------------

          At SeaVision's request, Cunard will furnish without charge, necessary onboard medical care by QE2's medical staff, as well as medicines, for illness and injury suffered by SeaVision's personnel while aboard the QE2. SeaVision is solely responsible for providing its personnel with any shoreside medical and/or dental care at its sole cost and expense.

     9.   Title.
          -----

          Cunard acknowledges that unless and until it pays to SeaVision the Purchase Price in accordance with the terms of this Agreement, SeaVision shall retain exclusive ownership of the Hardware and Cunard shall have no right, title or interest therein. Upon Cunard's payment of each of the 2nd, 3rd and 4th Payments described on the installation payment schedule. SeaVision promptly shall convey to Cunard good and marketable title to approximately fourteen percent (14%) of the Hardware (based upon the value of the Hardware), free and clear of any liens, claims or other encumbrances. Upon Cunard's payment of the balance of the full amount of the Purchase Price to SeaVision, SeaVision promptly shall convey to Cunard good and marketable title to the balance of the Hardware (approximately 58%), free and clear of any liens, claims or other encumbrances.

     10.  Warranty.
          --------

          SeaVision hereby warrants its workmanship in connection with the installation of the replacement television distribution and broadcast system for a period of one (1) year after the completion of such installation. Any and all claims under the foregoing warranty must be delivered to SeaVision, in writing, within seven (7) days after the expiration of the warranty period. Cunard acknowledges that SeaVision is not the manufacturer of the Hardware and that warranties regarding the performance of the Hardware, if any, are provided solely by the respective manufacturers thereof, and not by SeaVision. SeaVision shall deliver to Cunard, upon completion of the installation of the replacement television distribution and broadcast system onboard the QE2, all information and documentation regarding such warranties as is then in SeaVision's possession or under its control. SeaVision shall assist Cunard in securing the benefits of any such warranties, but shall in no event be obligated under any such warranties.

     11.  Limitation of Liability.
          -----------------------

          THE WARRANTIES AND REMEDIES EXPRESSLY SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES AND REMEDIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE. EXCEPT AS EXPRESSLY PROVIDED HEREIN OR ELSEWHERE IN THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, IN THE CASE OF SEAVISION, ANY SUCH DAMAGES ARISING OUT OF CUNARD'S USE OF OR INABILITY TO USE THE TELEVISION DISTRIBUTION AND BROADCAST SYSTEM ONBOARD THE QE2 OR ANY PORTION THEREOF, EVEN IF SEAVISION IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN PARTICULAR, SEAVISION IS NOT RESPONSIBLE FOR ANY COSTS INCLUDING, BUT NOT LIMITED TO, THOSE INCURRED AS A RESULT OF LOST PROFITS OR REVENUE, LOSS OF USE OF THE TELEVISION DISTRIBUTION AND BROADCAST SYSTEM, OR CLAIMS BY THIRD PARTIES. IN ADDITION THERETO, NEITHER PARTY'S LIABILITY FOR DIRECT DAMAGES OF THE OTHER ARISING OUT OF ANY OF THE FOREGOING OR UNDER SECTION 13 OF THIS AGREEMENT SHALL IN NO EVENT EXCEED THE AMOUNT OF ONE HUNDRED THOUSAND DOLLARS ($100,000) IN THE AGGREGATE.

     12.  Confidentiality.
          ---------------

          (a) Each party agrees, during the term of this Agreement and thereafter, to maintain the confidential nature of the terms and conditions of this Agreement and of any proprietary information shared by the other with it. For purposes of this Section 12(a), the term "proprietary information" excludes any information then in the public domain and any information that is independently, legally and without the breach of any agreement obtained from any third party. Notwithstanding anything contained in this Agreement to the contrary, the terms of this Section 12(a) shall survive the expiration or termination of this Agreement.

          (b) Each party acknowledges that its violation of its confidentiality or non-disclosure obligations under this Agreement may cause irreparable damage to the other that cannot be fully remedied by money damages. Accordingly, in the event of any such violation or threatened violation, the injured party will be entitled, in addition to pursuing any other remedy available to it under this Agreement or at law, to obtain injunctive or other equitable relief from any court of competent jurisdiction as may be necessary or appropriate to prevent any further violations thereof.

          (c) During the term of this Agreement (including any extensions thereof), and for a period of one (1) year thereafter, neither party shall induce or attempt to induce any employee or consultant of the other to terminate his or her employment or consulting relationship with such other party and shall not solicit any such employee or consultant for employment or consulting services.

          (d) Each party agrees to notify the other immediately upon the notifying party's becoming aware of or reasonably suspecting the possession, use or knowledge of all or part of any of the other party's proprietary information by any person or entity not authorized by this Agreement to have such possession, use or knowledge. The notifying party will promptly furnish the other party with details of such possession, use or knowledge, will assist in preventing a recurrence thereof and will cooperate with the other party in protecting the other party's rights in the other party's proprietary information. A party's compliance with the terms of this section 12 will not be construed as any waiver of the other party's right to recover damages or obtain other relief against the notifying party for the notifying party's breach of its confidentiality or non-disclosure obligations under this Agreement or the negligent or intentional harm to the other party's proprietary rights.

     13.  Indemnification.
          ---------------

          (a) SeaVision shall indemnify, defend and hold harmless Cunard and its successors and assigns from and against any and all liabilities, claims, suits, damages, judgments, awards, penalties, losses and other liabilities (including all related reasonable attorneys' fees, costs and expenses in connection therewith) (collectively referred to hereinafter as "Losses") suffered or incurred by Cunard by reason of, arising out of or in connection with:

               (i) any negligent act or omission of SeaVision (or an employee, agent or representative of SeaVision) committed or omitted, as the case may be, in the course of SeaVision's performance of the terms of this Agreement; or

               (ii) SeaVision's failure to fully perform the terms of this Agreement.

          (b) Cunard shall indemnify, defend and hold harmless SeaVision and its successors and assigns from and against any and all Losses suffered or incurred by SeaVision by reason of, arising out of or in connection with:

               (i) any liability arising from or out of asbestos onboard the QE2, unless such liability arises as a result of SeaVision's negligence, willful misconduct or failure to observe Cunard's instructions relating to such asbestos;

               (ii) any negligent act or omission of Cunard (or an employee, agent or representative of Cunard) committed or omitted, as the case may be, in the course of Cunard's performance of the terms of this Agreement or its operation of the QE2; or

               (iii) Cunard's failure to fully perform the terms of this Agreement.

          (c) The terms of this Section 13 shall survive the expiration or termination of this Agreement.

     14.  Interruption in Performance.
          ---------------------------

          Neither Cunard nor SeaVision shall be liable to the other for any loss, damage or loss of profits arising out of any interruption or cessation of performance hereunder when such interruption or cessation is caused by any circumstance beyond the reasonable control of such party.

     15.  Arbitration.
          -----------

          In the event of any dispute or controversy arising out of or related to this Agreement, the parties will seek to resolve any such controversy first by negotiating with each other in good faith in face-to-face negotiations between the respective principals of each. In the event a resolution is not reached in such manner, any remaining dispute or controversy shall be submitted for resolution by either party to any court of competent jurisdiction in City of New York, New York County, New York.

     16.  Public Announcements.
          --------------------

          The parties shall consult with each other and issue a public statement with respect to this Agreement as soon as is practical after the date hereof.

     17.  Right to Make Agreement.
          -----------------------

          Each of the parties hereto represents and warrants to the other that it has all necessary and appropriate power and authority to execute, deliver and carry out the terms and provisions hereof and that its execution, delivery and performance thereof will not constitute a default by it under any other agreement to which it is a party.

     18.  Counterparts.
          ------------

          This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same original document.

     19.  Assignment.
          ----------

          Either party hereto may assign this Agreement and its respective rights, interests and obligations hereunder to any third party without the consent of the other party hereto; provided, however, that no such assignment by a party shall relieve that party of any of its liabilities or obligations hereunder. It is expressly understood and agreed that, except as provided to the contrary in the preceding sentence, this Agreement and all of SeaVision's interests and rights herein and hereunder may be assigned, pledged, mortgaged and/or hypothecated by SeaVision in connection with the sale or transfer of all or substantially all of its assets or a change in the ownership of a controlling interest in SeaVision's capital stock.

     20.  Successors.
          ----------

          This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto.

     21.  Effectiveness.
          -------------

          This Agreement shall be effective upon its execution by an authorized representative of each party hereto, which execution may for all purposes be evidenced by facsimile transmission of a counterpart signature page of this Agreement.

     22.  Governing Law.
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

     23.  Severability.
          ------------

          If any Section or provision of this Agreement, or any portion of any section or provision thereof, shall for any reason be held to be void, illegal or otherwise unenforceable, all other sections and portions of this Agreement shall nevertheless remain in full force and effect as if such void, illegal or unenforceable portion had never been included herein.

     24.  Notices.
          -------

          All notices and other communications required or otherwise provided for in this Agreement shall be in writing and sent by registered or certified mail to:

     If to SeaVision:    SeaVision, Inc.
                         300 Greentree Commons
                         381 Mansfield Avenue
                         Pittsburgh, PA 15220
                         Attn: Brian K. Blair
                         Telecopier: 412/928-0887

     If to Cunard:       Cunard Line Limited
                         555 Fifth Avenue
                         New York, New York 10017
                         Attn: Robert Parry
                         Telecopier: 212/949-0915

or to such other place as SeaVision or Cunard, as the case may be, may from time to time designate in accordance herewith.

     25.  Entire Agreement; Modification.
          ------------------------------

          This Agreement, including the Exhibits attached hereto, contains the entire agreement of the parties on the subject matter hereof, and supersedes any and all prior agreements, if any, with respect to such subject matter. This Agreement may not be changed, modified or supplemented except by the written agreement of the parties.

     26.  Default.
          -------

          (a)  The following shall constitute "Events of Default" under this
Agreement:

               (i) The failure of either party in any respect to perform any of the covenants, agreements or undertakings on its part to be performed under this Agreement, provided, the other party shall have given written notice to the defaulting party as to such failure, and such defaulting party shall not, within thirty (30) days time after being so notified, have shown it has taken sufficient steps to correct such failure.

               (ii) A general assignment made by either party for the benefit of its creditors, the filing by either party of a petition in voluntary bankruptcy or of a petition for reorganization or for other relief under any bankruptcy or insolvency law, the filing of a petition by either party at common law or in equity for the appointment of a receiver in any court, or the filing against either party by one or more of its creditors of a petition seeking the appointment of a receiver of such party's assets, whether temporary or permanent, or a petition seeking relief under any bankruptcy or insolvency law, which petition shall not have been dissolved within sixty (60) days from the date of the filing of the petition in that court.

          (b) If an Event of Default occurs, the non-defaulting party may terminate this Agreement by giving written notice thereof to the defaulting party, whereupon the non-defaulting party shall have the right to withhold its future performance under this Agreement without, in any way, releasing the defaulting party from any of its obligations under this Agreement.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

ATTEST:                       SEAVISION, INC.



                              By:
--------------------             -------------------------------
Its:                          Its:
    ----------------              ------------------------------



ATTEST/WITNESS:               CUNARD LINE LIMITED



                              By:
--------------------             -------------------------------
Its:                          Its:
    ----------------              ------------------------------

                                   EXHIBIT A

                   HARDWARE COMPONENTS OF REPLACEMENT SYSTEM


Bill of Materials Queen Elizabeth 2 - Hardware Components

 .    RF System

=======================================
MATERIAL             AMOUNT     BRAND
---------------------------------------
RG-11 CABLE             *
RG-59 CABLE             *
Amps                    *
Taps                    *
Cabin Taps              *
Line Splitters          *
RG-11 Connectors        *
RG-59 Connectors        *
Norsats                 *      MC-62
19" TV's                *      Phillips
13" TV's                *      Phillips
Adapter Plates          *
Engineering
Misc. RF
=======================================

*  Confidential Treatment Requested

 .    Broadcast Center

========================================================================
MATERIAL                          AMOUNT                 BRAND
------------------------------------------------------------------------
S-VHS machines                      *          Goldstar 210
Multi-Standard                      *          Panasonic wv-1
Video DA's                          *          GVC 8800 tray w/8805 da's
Audio DA's                          *          GVC 8550 tray w/8555 da's
Video Patchbay's                    *          ADC ppi-1224rs-75n
Audio Patchbay's                    *          Bjf303-4mkiino
RF Meter                            *          Windowlite plus
Vectorscope/waveform                *          Tektronix 1750
Audio Meters                        *          Ward-Beck 755
Audio Amp                           *          Crown D-75
Control Room Speakers               *          JBL control-5
10x1 Video Router                   *          GVG tenXL
PC based Character gen.             *          PC w/Crystal fonts
Test Signal Generator               *          Textronix TSG-200
TV Demodulators                     *          Sony ST-92T
Monitors                            *          JVC TM-2084
Equipment Racks                     *          SF10f2007030
Video Cable                         *          Belden RG-58
Audio Cable                         *          Belden 8271
Rack Slides for Equipment           *
Engineering
Misc. Hardware
========================================================================

*    Confidential Treatment Requested

 .    Broadcast Center (continued)

============================================================
       MATERIAL          AMOUNT             BRAND
------------------------------------------------------------
Cameras                    *     Panasonic AG-D800
Tape Machine               *     JVC-BRS622dxu
Editor/Remote Control      *     Panasonic Postbox
Video Switcher             *     GVG 100
Audio Board                *     Mackie
Light Package              *     Century Stand
Audio Package              *     ECM 55's, EV-635, cables
Tripods                    *     Satchler Vision
Monitors                   *     Panasonic PVM-300
Speakers                   *     JBL Control-5
Audio Amp                  *     Crown D-75
Patch Bays                 *     ADC Same as above
Racks                      *     ADC Same as above
Standards Converter        *     dvt-87h
Satellite Receiver         *     Omni Vu
ISP's                      *     SeaVision Model ISP
Video Server               *     SeaVision Video Server
Optivision Decoder         *     Ptivision 4Ch Decoder
Master Controller          *     SeaVision MCX
CD-Player                  *     Pioneer CDx-77
Router                     *     GvG Horizon
Charcter Generator         *     Presto 100
Carpentry                        Customized Operator Console
============================================================

*  Confidential Treatment Requested

                                   EXHIBIT B

          BROADCAST STUDIO AND TELEVISION REFIT INSTALLATION SCHEDULE

=========================================================================================
                                     Task                                         Date
-----------------------------------------------------------------------------------------
SeaVision team arrives on the ship to perform a thorough survey of the          Completed
ships facilities.  Survey team will complete a test of the integrity of the existing RF system.  Select a location for racks and specify power and cooling requirements for the Broadcast Control Center (BCC).
-----------------------------------------------------------------------------------------
Penetration drawings sent to QE2 to facilitate penetrations during SOLAS        Completed
work.
-----------------------------------------------------------------------------------------
Project manager to review all outstanding issues (TV stands, penthouse          By 08/09
TV's, Public area TV's, and programming) with Cunard Management.
-----------------------------------------------------------------------------------------
Eight person RF team arrives to begin installation of new RF trunkline to           09/23
carry NTSC signal.  Team to work section by section closing up as they install new trunk to cause minimal passenger disturbance.
-----------------------------------------------------------------------------------------
Move all necessary equipment from broadcast center to temporary                     10/13
location in cabin next to BCC.  Broadcast signal from temporary studio in
NTSC and PAL format.  Both systems broadcasting identical
programming.
-----------------------------------------------------------------------------------------
Begin changing all televisions in passenger cabins from PAL to NTSC.                10/19
As television is changed, drop lines will be switched from PAL trunkline to NTSC trunk.  TCM's installed on all televisions.
-----------------------------------------------------------------------------------------
Remodeling studio to accommodated new equipment, racks, and                         10/19
television studio.  Install new NTSC equipment in BCC.  Test all newly installed equipment.
-----------------------------------------------------------------------------------------
SeaVision operator to arrive on QE2.  SeaVision operator to coordinate              10/20
with Hotel Director and Cruise Director to increase programming and decide activities to film.  SeaVision operator to provide Hotel Director a new schedule of all programming.
-----------------------------------------------------------------------------------------
Transfer signal from temporary broadcast center to permanent studio.                11/03
Removal of all equipment from temporary studio.
-----------------------------------------------------------------------------------------
All cabins switched to NTSC signal.  Broadcast center now sending only              11/10
NTSC signal.  Television system completed, work begins on ITV.
=========================================================================================

                                   EXHIBIT C

                    TV STATION MANAGER - QUEEN ELIZABETH 2

Reports to:         Deputy Cruise Director

General Duties:     Operates, maintains and plans schedules for a television
                    and radio broadcasting service.

Specific Duties:    Plans a daily schedule of TV programmes on eight
                    channels, six of which are running 24 hours per day. This includes a regularly changed selection of children's programmes, documentaries, feature films, music videos, opera, and a daily theme channel.

                    Ensures that all broadcasts commence promptly at the advertised time (some of this work is delegated to the A.V.O. operator). Operates all T.V. Station equipment (multi-system VCR machines, laser disc machines, vision mixer, time-base corrector, cameras, lights, audio mixers, monitors, etc.). Submits accurate daily schedules to the print shop for advertising purposes.

                    Facilitates the recording and production of special onboard programmes (interviews, magazine-style programmes, introductions to featured programmes and Tour Office promotions).

                    Supervises a daily radio show (presented by the Disc
                    Jockey).

Skills Necessary:   Experience in communications.
                    Preferably some experience in broadcasting.
                    A good speaking voice.
                    A detailed knowledge of feature films, directors and actors that can be utilized in effective programming, especially of themed presentations.
                    Good knowledge of all types of music.
                    Some technical knowledge relating to required areas of operation.
                    Creative camera skills for use with both studio and location work.
                    Neat appearance.

                                   EXHIBIT D

                         INSTALLATION PAYMENT SCHEDULE



Total Installation Price                          $1,240,000.00

       1st Payment - Due upon contract signing    [Redacted - confidential
                                                  treatment requested]

       2nd Payment - September 18, 1996       [Redacted - confidential treatment
                                              requested]

       3rd Payment - October 09, 1996             [Redacted - confidential
                                                  treatment requested]

       4th Payment - October 30, 1996             [Redacted - confidential
                                                  treatment requested]

       Final Payment - Upon completion of installation
                       and system is operational  [Redacted - confidential
                                                  treatment requested]



Bank Wire Instructions

[Redacted - confidential
treatment requested]